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                                                                    Exhibit 23.3




Board of Directors and Investors of
Golden Sky Holdings, Inc.:


We consent to the use of our reports on Golden Sky Holdings, Inc. included herein and to the reference to our firm under the heading "Experts" in the registration statement.




KPMG LLP


Kansas City, Missouri
May 23, 2001